SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
March 25, 2004	0-50509

FALCON FINANCIAL INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	57-6208172
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

15 Commerce Road
Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(203) 967-0000

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On March 22, 2004, Falcon Financial Investment Trust entered into the Sixth Amendment to Revolving Warehouse Financing Agreement, dated March 22, 2004, among Falcon Financial Investment Trust (as successor to Falcon Financial, LLC), SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V.  A copy of the amendment is attached hereto as exhibit 10.18.

Item 7.  Exhibits.

The following exhibit is filed as part of this report and is expressly incorporated herein by reference:

10.18                     Sixth Amendment to Revolving Warehouse Financing Agreement, dated March 22, 2004, among Falcon Financial Investment Trust (as successor to Falcon Financial, LLC), SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON FINANCIAL INVESTMENT TRUST

Date: March 25, 2004	By:	/s/ David A. Karp
David A. Karp
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.18

Sixth Amendment to Revolving Warehouse Financing Agreement, dated March 22, 2004, among Falcon Financial Investment Trust (as successor to Falcon Financial, LLC), SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V.